                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported):  May 22, 1998

                               DEAN FOODS COMPANY
             (Exact name of registrant as specified in its charter)

          Delaware                     0-1118                       36-0984820
(State or other jurisdiction  (Commission File Number)   (IRS Employer Identification No.)
      of incorporation)

3600 N. River Road, Franklin Park, Illinois                        60131
-------------------------------------------                     ----------
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code:       (847) 678-1680
                                                       -----------------------


                          This Report contains 8 pages.

                     The Exhibit Index is located on page 8

Item 5.   Other Events.


Adoption of Stockholder Rights Plan

          On May 22, 1998, the Board of Directors of Dean Foods Company (the "Company") authorized the issuance of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $1.00 per share (the "Common Shares"), of the Company. The distribution is payable to stockholders of record at the close of business on August 10, 1998 (the "Record Date"), and with respect to all Common Shares that become outstanding after the Record Date and prior to the earliest of the Distribution Date (as defined below), the redemption of the Rights, the exchange of the Rights, and the expiration of the Rights (and, in certain cases, following the Distribution
Date). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Junior Participating Preferred Stock, Series A, par value $1.00 per share, of the Company (the "Preferred Shares") at a price of $200 per one one-thousandth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Harris Trust and Savings Bank as Rights Agent (the "Rights Agent").

          Until the earlier to occur of (i) the tenth day after the date it is publicly announced that a person or group other than certain exempt persons (an "Acquiring Person"), together with persons affiliated or associated with such Acquiring Person (other than those that are exempt persons), has acquired, or has obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Shares (a "Triggering Event") and (ii) the tenth business day after the commencement or public disclosure of an intention to commence a tender offer or exchange offer (other than a "permitted offer" as described below) by a person other than an exempt person if, upon consummation of the offer, such person could acquire beneficial ownership of 15% or more of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced by Common Share certificates and not by separate certificates.

          Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the Rights will be transferred with and only with the Common Shares, and the surrender for transfer of any certificate for Common Shares will also constitute the transfer of the Rights associated with such Common Shares. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and such separate Right Certificates alone will evidence the Rights.

          The Rights will first become exercisable after the Distribution Date (unless sooner redeemed or exchanged). Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. The Rights will expire at the close of business on August 10, 2008 (the "Expiration Date"), unless earlier redeemed or exchanged by the Company as described below.

          In the event that a person becomes an Acquiring Person, each Right (other than Rights that are or were beneficially owned by the Acquiring Person and certain related persons and transferees, which will thereafter be void) shall thereafter be exercisable not for Preferred Shares, but for a number of Common Shares (or, in certain cases, common equivalent shares) having a market value of two times the exercise price of the Right. In the event that, at or after the time a person becomes an Acquiring Person, the Company is involved in a merger or other business combination in which (i) the Company is not the surviving corporation, (ii) Common Stock is changed or exchanged, or (iii) 50% or more of the Company's consolidated assets or earning power are sold, then each Right (other than Rights that are or were owned by the Acquiring Person and certain related persons or transferees, which will thereafter be void) shall thereafter be exercisable for the number of shares of common stock of the acquiring company which at the time of such transaction have a market value of two times the exercise price of the Right.

          In addition, at any time after a person becomes an Acquiring Person and before a person has acquired beneficial ownership of 50% or more of the outstanding common shares, the Company may elect to exchange all or part of the Rights (excluding void Rights held by an Acquiring Person and certain related persons and transferees) for Common Shares (or, in certain cases, common equivalent shares) on a one-for-one basis. The Company also has the ability, following any person becoming an Acquiring Person, to permit a cashless exercise of the Rights by reducing both the Purchase Price and the number of Common Shares (or common equivalent shares) deliverable upon exercise of the Rights.

          The Purchase Price payable, and the number and kind of securities, cash or other property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend or distribution on, or a subdivision or combination of, the Common Shares, (ii) upon the grant to holders of the Common Shares of rights, options or warrants to subscribe for Common Shares or securities convertible into Common Shares at less than the current market price, (iii) upon the distribution to holders of the Common Shares of securities, cash, evidences of indebtedness or assets (excluding regular periodic cash dividends out of earnings or retained earnings) and (iv) in connection with recapitalizations of the Company or reclassifications of the Common Shares.

          No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading date prior to the date of exercise.

          At any time prior to the earlier of (i) the occurrence of a Triggering Event and (ii) the Expiration Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The Redemption Price will be payable in cash, shares (including fractional shares) of Common Stock or any other form of consideration deemed appropriate by the Board of Directors. Immediately upon action of the Board of Directors ordering redemption of the Rights, the ability of holders to exercise the Rights will terminate and the only rights of such holders will be to receive the Redemption Price.

          At any time prior to the occurrence of a Triggering Event, the Board of Directors of the Company may amend or supplement the Rights Agreement without the approval of the Rights

Agent or any holder of the Rights. Thereafter, the Board of Directors of the Company may not change the Rights Agreement in any manner which would adversely affect the interests of the holders of the Rights (other than an Acquiring Person or an affiliate or associate thereof).

          The Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment equal to the greater of $20 per share and 1,000 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment equal to the greater of $100 per share and 1,000 times the payment made per Common Share. Each Preferred Share will have 1,000 votes per share, voting together with the Common Shares. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 1,000 times the amount received per Common Share.

          The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors prior to the occurrence of a Triggering Event, because until such time the Rights may generally be redeemed by the Company at $.01 per Right.

          This summary description of the Rights does not purport to be complete and is quali fied in its entirety by reference to the Rights Agreement attached as Exhibit 4.1, which is hereby incorporated in this Current Report on Form 8-K by reference.

Advance Notice By-Law Provision

          On May 22, 1998, the Board of Directors of the Company adopted an advance notice By-Law provision in order to permit management of the Company to consider and respond in a timely and deliberative manner to nominations for directors and any other business which any stockholder desires to bring before a meeting of stockholders.

          Under the advance notice provision, stockholders, in the case of an annual meeting, must give written notice to the Secretary of the Company, delivered to the principal executive offices of the Company, of any nomination or business not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting of stockholders. Thus, in the case of the 1998 annual meeting of stockholders to be held later this year, written notice of any stockholder nominations for directors or other business will need to be given to the Secretary of the Company not earlier than July 2, 1998 nor later than August 1, 1998 (being not more than 90 days, nor less than 60 days, prior to the first anniversary of the 1997 annual meeting, which was held on September 30, 1997). In view of the fact that the 1998 annual meeting will be the first annual meeting subject to the advance notice provision, the Company will accept delivery of such notice up to ten days following the day on which public announcement of the date of the 1998 annual meeting is first made, even if after August 1.

          In the case of special meetings of stockholders and in the case of annual meetings where the meeting date is more than 30 days prior to or more than 60 days after the first anniversary of the preceding year's annual meeting, written notice must be delivered to the Secretary of the Company not earlier than 90 days prior to such meeting nor later than the later of the 60th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

          Such stockholder's notice shall set forth as to each person whom the stockholder proposes to nominate for election as a director, all information that is required to be disclosed in solicitations of proxies for election of directors pursuant to the Securities Exchange Act of 1934; and as to any other business that the stockholder proposes to bring before the meeting a brief description of, and the reasons for conducting, such business, and any material interest of the stockholder (or beneficial owner) in such business. In addition, the notice shall set forth the name and address of, and the number of shares of stock owned beneficially and of record by, the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or business proposal is made.

          This summary description of the advance notice By-Law provision does not purport to be complete and is qualified in its entirety by reference to
Section 10 of Article II of the By-Laws attached as Exhibit 3.1, which is hereby incorporated in this Current Report on Form 8-K by reference.

Item 7.   Financial Statements and Exhibits.

          (a)  Not Applicable

          (b)  Not Applicable

          (c)  Exhibits

               3.1  By-Laws, as amended on May 22, 1998.

               4.1 Rights Agreement dated as of May 22, 1998 between Dean Foods Company and Harris Trust and Savings Bank, as Rights Agent, including the form of Certificate of Designation, Preferences and Rights of Junior Participating Preferred Stock, Series A attached thereto as Exhibit A, the form of Rights Certificate attached thereto as Exhibit B and the Summary of Rights attached thereto as Exhibit C.

               99.1  Press Release dated May 22, 1998 issued by the Company.

                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    DEAN FOODS COMPANY




Dated:   5/28/98                    By: /s/ Eric A. Blanchard
       -------------------              ------------------------


                                 EXHIBIT INDEX


Exhibit No.   Description                                               Page No.
-----------   -----------                                               --------
    3.1       By-Laws, as amended on May 22, 1998.

    4.1       Rights Agreement dated as of May 22, 1998 between Dean
              Foods Company and Harris Trust and Savings Bank, as
              Rights Agent, including the form of Certificate of Designation, Preferences and Rights of Junior
              Participating Preferred Stock, Series A attached thereto as Exhibit A, the form of Rights Certificate attached thereto as Exhibit B and the Summary of Rights attached thereto as Exhibit C.

   99.1       Press Release dated May 22, 1998 issued by the Company.
